Execution Copy
$300,000,000
ENCORE ACQUISITION COMPANY
6.0% Senior Subordinated Notes due 2015
PURCHASE AGREEMENT
June 30, 2005
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010
Dear Sirs:
     1. Introductory. Encore Acquisition Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston LLC (“CSFB”) as the sole initial purchaser (the “Purchaser”) U.S.$300,000,000 principal amount of its 6.0% Senior Subordinated Notes due 2015 (“Offered Securities”) to be issued under an indenture, to be dated as of July 13, 2005 (the “Indenture”), among the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as Trustee. The Offered Securities will be guaranteed (the “Subsidiary Guarantees”) by the Subsidiary Guarantors. The United States Securities Act of 1933, as amended, is herein referred to as the “Securities Act.”
     The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company and the Subsidiary Guarantors agree to file a registration statement with the Securities and Exchange Commission (the “Commission”) registering, under the Securities Act, notes (the “Exchange Securities”) identical in all material respects to the Offered Securities to be offered in exchange for the Offered Securities.
     The Company will use the net proceeds of the Offered Securities to (A) to repay outstanding indebtedness under the Company’s U.S.$500,000,000 senior revolving credit facility (the “Senior Credit Facility”), (B) to redeem $150 million aggregate principal amount of the Company’s 8.375% Senior Subordinated Notes due 2012, notice of which shall be given at or prior to the Closing, (C) to pay transaction costs relating to the issue and sale of the Offered Securities and (D) for general corporate purposes.
     The Company hereby agrees with the Purchaser as follows:
     2. Representations and Warranties of the Company. The Company and the Subsidiary Guarantors represent and warrant to, and agree with, the Purchaser that:
     (a) An offering circular relating to the Offered Securities to be offered by the Purchaser has been prepared by the Company. Such offering circular (the “Offering Circular”), as supplemented as of the date of this Agreement, together with all documents incorporated by reference therein are hereinafter collectively referred to as the “Offering Document”. On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document in reliance upon and in conformity with information furnished to the Company in writing by or through CSFB specifically for use in the Offering Document. Except as disclosed in the Offering Document, on the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Offering Document, when such documents become effective or are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would, individually or in the aggregate, not have a material adverse effect on the condition (financial or other), business, properties, earnings, assets, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).
     (c) Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all outstanding shares of capital stock of each Subsidiary Guarantor that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and the limited partnership agreements or limited liability company agreements governing all outstanding limited partnership interests or limited liability company interests of each Subsidiary Guarantor that is a limited partnership or limited liability company, as the case may be, have been validly executed and delivered, and all capital contributions required under such limited partnership agreements or limited liability company agreements have been paid in full; and the capital stock, limited partnership interests or limited liability company interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens under or permitted by the Senior Credit Facility. The Subsidiary Guarantors are the only direct or indirect subsidiaries of the Company.
     (d) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.
     (e) The Registration Rights Agreement has been duly authorized, and when the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity and (ii) limitations on indemnification and contribution under federal or state securities laws. On the Closing Date (as defined below), the Registration Rights Agreement will, in all material respects, conform to the description thereof in the Offering Document.

     (f) The Indenture has been duly authorized by the Company and each Subsidiary Guarantor; the Offered Securities have been duly authorized by the Company; each Subsidiary Guaranty has been duly authorized by each respective Subsidiary Guarantor; and when the Offered Securities are delivered and paid for pursuant to this Agreement and executed and authenticated by the trustee in accordance with the provisions of the Indenture on the Closing Date (as defined below), (i) the Indenture will have been duly executed and delivered by the Company and will conform in all material respects to the description thereof contained in the Offering Document, (ii) such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document and (iii) the Indenture, the Subsidiary Guarantees and such Offered Securities will constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company or the Subsidiary Guarantors, as the case may be, in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity.
     (g) On the Closing Date (as defined below), the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Exchange Securities and the Subsidiary Guarantees will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company or the Subsidiary Guarantors, as the case may be, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity.
     (h) On the Closing Date (as defined below) the Subsidiary Guaranty of each Subsidiary Guarantor will conform in all material respects to the description thereof contained in the Offering Document. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture, the Subsidiary Guaranty of each Subsidiary Guarantor will constitute valid and legally binding obligations of such Subsidiary Guarantor, enforceable against the Subsidiary Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity.
     (i) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person that would give rise to a valid claim against the Company, any Subsidiary Guarantor or any Purchaser for a brokerage commission, finder’s fee or other like payment with respect to the offer and sale of the Offered Securities.
     (j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by (i) this Agreement or the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities, or (ii) the issuance of the Subsidiary Guarantees by the Subsidiary Guarantors, except as may be required under applicable state securities laws.
     (k) The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Indenture, this Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities, and the consummation of the transactions contemplated herein and in the Offering Circular (including the use of proceeds from the sale of the Offered Securities as described in the Offering Circular), and compliance with the terms and provisions thereof do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for such breaches, violations and defaults as would not have a Material Adverse Effect, or (ii) result in any violation of the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities, and each Subsidiary Guarantor has full power and authority to authorize, offer and sell its respective Subsidiary Guaranty.
     (l) The Company and its subsidiaries have (1) good and indefeasible title to all of their interests in the oil and gas properties described in the Offering Document, (2) good and indefeasible title in fee simple to all other real property owned by the Company or any of its subsidiaries and (3) good title to all personal property owned by the Company or any of its subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except (i) as described in the Offering Document, (ii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iii) liens and encumbrances under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) liens arising under or permitted by the Senior Credit Facility or (v) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such properties or materially interfere with the use made or proposed to be made of such properties by the Company or the Subsidiary Guarantors; except as described in the Offering Document, the leases, options to lease, drilling concessions or other arrangements held by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore the unexplored and undeveloped acreage described in the Offering Document, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Company or its subsidiaries.
     (m) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their respective properties as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (n) Except as disclosed in the Offering Document, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that would be required by the Securities Act to be described in the Offering Document if the Offering Document were a prospectus included in a registration statement on Form S-1 filed with the Commission.
     (o) The Company and its subsidiaries possess all licenses, franchises, certificates, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in Offering Document except where the failure to possess such Governmental Licenses or make such declaration and filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses except where the failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except for notices, modifications or non-renewals as would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) No labor disturbance or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, which disturbance or dispute would have a Material Adverse Effect.
     (q) The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (r) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
     (s) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.
     (t) The financial statements and the notes related thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Offering Document present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and changes in their consolidated cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing any pro forma financial data included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the other financial information included or incorporated by reference in the Offering Document, including oil and gas production information, has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.
     (u) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock (other than the stock dividend declared on June 15, 2005).
     (v) Ernst & Young LLP, who has certified certain financial statements of the Company, is the independent registered public accounting firm with respect to the Company as required by the Securities Act.
     (w) Miller and Lents, Ltd. (the “Engineer”), whose reserve evaluations are referenced or appear, as the case may be, in the Offering Document were, as of December 31, 2002, December 31, 2003 and December 31, 2004, and are, as of the date hereof, independent engineers with respect to the Company; and the historical information underlying the estimates of the reserves of the Company supplied by the Company to the Engineer for the purposes of preparing the reserve reports of the Company referenced in the Offering Document (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct in all material respects on the date of each such Reserve Report was prepared in all material respects in accordance with customary industry practices.
     (x) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
     (y) On the Closing Date (as defined below), the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA” or “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.
     (z) Neither the Company nor any Subsidiary Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and neither the Company nor any Subsidiary Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an “investment company” as defined in the Investment Company Act.
     (aa) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities or the Subsidiary Guarantees are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (bb) Assuming the accuracy of the representations of the Purchaser set forth in Section 4 and the performance by the Purchaser of its obligations hereunder, the offer and sale of the Offered Securities and Subsidiary Guarantees in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.
     (cc) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has notified the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change with negative implications in the outlook for any rating of the Company or any securities of the Company.
     (dd) None of the Company or any Subsidiary Guarantor, nor any of their affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act (“Regulation S”)) the Offered Securities, the Subsidiary Guarantees or any security of the same class or series as the Offered Securities or the Subsidiary Guarantees, other than pursuant to this Agreement, or (ii) has offered or will offer or sell the Offered Securities or the Subsidiary Guarantees (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities or the Subsidiary Guarantees except for this Agreement and the Registration Rights Agreement.
     (ee) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ff) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Offering Document is not based on or derived from sources that are reliable and accurate in all material respects.
     (gg) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.
     (hh) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except where such violations or defaults would not have a Material Adverse Effect.
     (ii) There are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (except as disclosed in the Offering Document) or to require the Company to include such securities with the Offered Securities registered pursuant to any registration statement.
     (jj) Neither the Company nor any of its subsidiaries has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate

Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System. The Company does not own, and none of the proceeds from the offering of the Offered Securities will be used directly or indirectly to purchase or carry any “margin stock” as defined in Regulation U.
     (kk) Neither the Company nor any of its subsidiaries has distributed or, prior to the later to occur of (A) the Closing Date (as defined below) and (B) completion of the distribution of the Offered Securities, will distribute any material in connection with the offering and sale of the Offered Securities other than the Offering Document or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (“FSMA”) (or regulations promulgated under the Securities Act or the FSMA) and approved by the Purchaser, such approval not to be unreasonably withheld or delayed.
     (ll) The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not singly or in the aggregate result in a Material Adverse Effect; and except as otherwise disclosed in the Offering Document, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had, nor does the Company have any knowledge of any tax deficiency, which if determined adversely to the Company or its subsidiaries might have, a Material Adverse Effect
     (mm) Except as described in the Offering Document, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution to the Company on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price (the “Purchase Price”) of 98.00% of the principal amount thereof plus accrued interest from July 13, 2005 to the Closing Date (as hereinafter defined), the Offered Securities.
     The Company will deliver against payment of the Purchase Price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. The Purchaser shall make payment of the Purchase Price for the Offered Securities in Federal (same day) funds by official check or checks or wire transfer to the bank account designated by the Company at the office of Baker Botts L.L.P. at 9:00 A.M. (Houston, Texas time), on July 13, 2005, or at such other time not later than seven full business days thereafter as CSFB and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Baker Botts L.L.P. at least 24 hours prior to the Closing Date.

     4. Representations by Purchaser; Resale by Purchaser.
     (a) The Purchaser represents and warrants to the Company and the Subsidiary Guarantors that it is an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.
     (b) The Purchaser acknowledges that the Offered Securities and the Subsidiary Guarantees have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents and agrees that it has offered and sold the Offered Securities and the Subsidiary Guarantees, and will offer and sell the Offered Securities and the Subsidiary Guarantees (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act (“Rule 144A”). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities or the Subsidiary Guarantees, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
     Terms used in this subsection (b) have the meanings given to them by Regulation S.
     (c) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.
     (d) The Purchaser represents and warrants that it has not offered or sold, and agrees that it will not offer or sell, the Offered Securities or the Subsidiary Guarantees as part of the initial offering thereof, except (1) within the United States of America to persons whom it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Offered Securities and the Subsidiary Guarantees is aware that such sale is being made in reliance on Rule 144A or (2) in offshore transactions in compliance with the offering restrictions requirement of Regulation S.
     (e) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities or the Subsidiary Guarantees in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities or the Subsidiary Guarantees, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities and the Subsidiary Guarantees has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (f) The Purchaser represents and agrees that (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date will not offer or sell any Offered Securities or Subsidiary Guarantees to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities and the Subsidiary Guarantees in, from or otherwise involving the United Kingdom.
     5. Certain Agreements of the Company. The Company agrees with the Purchaser that:
     (a) The Company will advise CSFB promptly of any proposal to amend or supplement the Offering Document which shall not be disapproved by CSFB promptly after reasonable notice thereof. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify CSFB of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFB’s consent to, nor the Purchaser’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
     (b) The Company will furnish to CSFB copies of any Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFB requests, and if, at any time prior to the expiration of six months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to CSFB and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.
     (c) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFB designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.
     (d) During the period of five years after the Closing Date, the Company will furnish or will make generally available via the EDGAR System to CSFB promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its public stockholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company and its subsidiaries including, without limitation, press releases, as the Purchaser may reasonably request.
     (e) During the period of two years after the Closing Date, the Company will, upon request, furnish to CSFB and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
     (f) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.
     (g) During the period of two years after the Closing Date, neither the Company nor any Subsidiary Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
     (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, and the Registration Rights Agreement, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (v) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFB designates and the printing of memoranda relating thereto, (vi) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; and (vii) expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchaser. The Company will also pay or reimburse the Purchaser (to the extent incurred by it) for all travel expenses of the Purchaser and the Company’s officers and employees and any other expenses of the Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchaser.
     (i) In connection with the offering, until CSFB shall have notified the Company and the other Purchaser of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
     (j) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchaser, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities, other than the Exchange Securities, issued or guaranteed by the Company and having a maturity of more than one year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
     6. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the

Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) The Purchaser shall have received a letter, dated the date of this Agreement, of Ernst & Young LLP in agreed form confirming that they are the independent registered public accounting firm of the Company within the meaning of the Securities Act and the applicable published rules and regulation thereunder (“Rules and Regulations”) and to the effect that:
     (i) in their opinion the financial statements examined by them and included in the Offering Document and in the Exchange Act Reports comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;
     (ii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:
     (A) the unaudited financial statements included in the Offering Document or in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;
     (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Offering Document; or
     (C) for the period from the closing date of the latest income statement included in the Offering Document to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Offering Document, in consolidated net sales, net operating income, income before extraordinary items or consolidated net income or in the ratio of earnings to fixed charges;
except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which are described in such letter; and
     (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Offering Document and the Exchange Act Reports (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of CSFB, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.
     (c) The Purchaser shall have received an opinion, dated the Closing Date, of Baker Botts L.L.P., counsel for the Company, that:
     (i) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and its subsidiaries have all corporate, partnership or limited liability company power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Offering Document.
     (ii) All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid (in the case of limited partnership or limited liability company interests, to the extent required under the respective partnership or limited liability company agreements) and non-assessable (in the case of limited partnership or limited liability company interests, except as such non-assessability may be limited by the limited partnership or limited liability company statute of the jurisdiction of organization of such entity) and are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Offering Document or as set forth in or permitted by the Senior Credit Facility.
     (iii) The Company has the corporate power and authority to execute and deliver this Agreement, the Indenture and the Registration Rights Agreement and to incur and perform all of its obligations thereunder (including the use of proceeds from the sale of the Offered Securities as described in the Offering Document); and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated thereby (including the use of proceeds from the sale of the Offered Securities as described in the Offering Document) have been duly and validly taken or, in connection with the redemption of the Company’s 8.375% Senior Subordinated Notes due 2012, authorized.
     (iv) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

     (v) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors. The Registration Rights Agreement is a valid and binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity and (ii) limitations on indemnification and contribution under Federal or state securities laws.
     (vi) The Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor; the Offered Securities have been duly authorized, executed, issued and delivered, and assuming the Offered Securities have been duly executed and authenticated by the Trustee and paid for by the Purchaser in accordance with the terms of this Agreement, each of the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity.
     (vii) The Exchange Securities have been duly authorized by the Company; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles regardless of whether enforcement is sought in law or equity.
     (viii) Each Subsidiary Guaranty has been duly authorized by the relevant Subsidiary Guarantor. When the Offered Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, the Subsidiary Guaranty of each Subsidiary Guarantor endorsed thereon will be a valid and legally binding obligation of such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles regardless of whether enforcement is sought in law or equity.
     (ix) The execution, delivery and performance by the Company and the Subsidiary Guarantors of the Indenture, this Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities being delivered on the Closing Date, and the consummation of the transactions contemplated thereunder (including the use of proceeds from the sale of the Offered Securities as described in the Offering Document) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument set forth on Exhibit A to such counsel’s opinion (to be limited to documents filed as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2004 and any filings since such Form 10-K made by the Company with the Commission), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order or regulation of any court or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflicts, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect and, with respect to the Registration Rights Agreement, except for limitations of indemnification and contribution under Federal or state securities laws.

     (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the United States of America, the State of Delaware (solely with respect to the Delaware General Corporation Law) or the State of Texas is required for the execution, delivery and performance by the Company of the Indenture, this Agreement and the Registration Rights Agreement, the issuance and sale of the Offered Securities being delivered on the Closing Date, and the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Purchaser.
     (xi) To the knowledge of such counsel, except as described in the Offering Document, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.
     (xii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” within the meaning of the Investment Company Act.
     (xiii) The documents incorporated by reference in the Offering Document or any further amendment or supplement thereto made by the Company prior to the Closing Date, (other than the financial statements and related schedules, other financial data and oil and gas reserve and production data therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.
     (xiv) The statements in the Offering Circular under the caption “Certain United States Federal Income Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     (xv) The statements in the Offering Circular under the captions “Description of Other Indebtedness,” and “Description of Notes” insofar such statements purport to summarize certain provisions of documents referred to therein and reviewed by such counsel, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.
     (xvi) Assuming the accuracy of the representations and warranties of the Company and the Purchaser as to matters of fact of the parties contained in this Agreement, the performance by them of the agreements contained therein and compliance with the procedures set forth in the Offering Circular, it is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities and of the Subsidiary Guarantees by the Company and the Subsidiary Guarantors to the Purchaser pursuant to this Agreement or (ii) the initial resales of the Offered Securities by the Purchaser in the manner contemplated by this Agreement, to register the Offered Securities or the Subsidiary Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of the Offered Securities or the Subsidiary Guarantees.
     Such counsel shall also state that they have participated in conferences with officers and representatives of the Company, and with representatives of its independent registered public accounting firm and reserve engineer and with the Purchaser and its counsel at which the contents of the Offering

Document and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Document (except as expressly provided above), no facts have come to the attention of such counsel to lead such counsel to believe that the Offering Document (other than (i) the financial statements or schedules included or incorporated by reference therein, including the notes thereto and the auditors’ reports thereon, (ii) the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, (iii) the other information of a financial or reserve nature (including production data) included or incorporated by reference therein, and (iv) the exhibits thereto, as to which such counsel need not comment), as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) The Purchaser shall have received from Andrews Kurth LLP, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities and the Subsidiary Guarantees by the Company and the Subsidiary Guarantors to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters as CSFB may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (e) The Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.
     (f) The Engineer shall have delivered to the Purchaser on the Closing Date, a letter in form and substance reasonably satisfactory to the Purchaser, stating, as of the date hereof and as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Offering Circular as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company.
     (g) The Purchaser shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.
     (h) The Purchaser shall have received on the Closing Date, and dated a date as of or not more than three (3) business days prior to the Closing Date (five (5) business days in the case of evidence of good standing in foreign jurisdictions), satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Purchaser may reasonably request, in each case in writing or in any standard form of telecommunication from the appropriate Governmental Authorities of such jurisdictions.
     (i) The Company shall have delivered to Wells Fargo Bank, National Association, as trustee of the Company’s 8 3/8% Senior Subordinated Notes due 2014, an irrevocable notice of redemption of such securities pursuant to the terms of the indenture governing such securities.

     The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests. CSFB may in its sole discretion waive as the Purchaser compliance with any conditions to the obligations of the Purchaser hereunder.
     7. Indemnification and Contribution. (a) Each of the Company and the Subsidiary Guarantors, jointly and severally, will indemnify and hold harmless the Purchaser, its partners, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or through CSFB specifically for use therein.
     (b) The Purchaser will indemnify and hold harmless the Company, the Subsidiary Guarantors, their respective directors and officers and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Company or any Subsidiary Guarantor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or through CSFB specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or a Subsidiary Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Subsidiary Guarantors bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Subsidiary Guarantor or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, fees and commissions received by such Purchaser exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
     (e) The obligations of the Company and the Subsidiary Guarantors under this Section shall be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of the Securities Act or the Exchange Act.
     8. Default of Purchaser. [INTENTIONALLY OMITTED].
     9. Survival of Certain Obligations. If for any reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchaser through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 5(h) and 7 hereof.
     10. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Investment Banking Services, with a copy to: Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002 (fax: (713) 220-4285), Attention: David C. Buck, or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 777 Main Street, Suite 1400, Fort Worth, Texas 76102 (fax: (817) 339-0933); Attention: I. Jon Brumley, with a copy to: Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002 (fax: (713) 229-7868), Attention: Sean T. Wheeler; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) The Purchaser has been retained solely to act as the initial purchaser in connection with the sale of the Company’s securities and no fiduciary, advisory or agency relationship between the Company and the Purchaser has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Purchaser has advised or is advising the Company on other matters;
     (b) the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchaser, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) it has been advised that the Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Purchaser has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) it waives, to the fullest extent permitted by law, any claims it may have against the Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement, the process leading thereto and any previous transactions in which the Purchaser and the Company were both involved and agrees that the Purchaser shall have no liability (whether direct or indirect) to the Company with respect thereto.

     If the foregoing is in accordance with the Purchaser’s understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

Very truly yours,

ENCORE ACQUISITION COMPANY

By:	/s/ Roy W. Jageman

	Name:		Roy W. Jageman
	Title:		Executive Vice President, Chief Financial
Officer and Corporate Secretary

EAP ENERGY, INC.

By:	/s/ Roy W. Jageman

	Name:		Roy W. Jageman
	Title:		Executive Vice President, Chief Financial
Officer and Corporate Secretary

EAP ENERGY SERVICES, L.P.

By:	EAP Energy, Inc.,
its general partner

	By:		/s/ Roy W. Jageman

		Name:	Roy W. Jageman
		Title:	Executive Vice President, Chief
Financial Officer and
Corporate Secretary

EAP OPERATING, INC.

By:	/s/ Roy W. Jageman

	Name:		Roy W. Jageman
	Title:		Executive Vice President, Chief Financial
Officer and Corporate Secretary

EAP PROPERTIES, INC.

By:	/s/ Robert A. Sagedy

	Name:		Robert A. Sagedy
	Title:		Vice President

ENCORE OPERATING, L.P.

	By:	EAP Operating, Inc.,
its general partner

		By:	/s/ Roy W. Jageman

			Name:	Roy W. Jageman
			Title:	Executive Vice President, Chief
Financial Officer, and
Corporate Secretary

ENCORE OPERATING LOUISIANA LLC

By:	/s/ Tom Olle

Name: Tom Olle
Title: President

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

Credit Suisse First Boston LLC

/s/ Phil Z. Pace

Phil Z. Pace
Managing Director